UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Murphy USA Inc.

(Name of Registrant as Specified In Its Charter)

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DEAR STOCKHOLDER:

The Board of Directors and management cordially invite you to attend Murphy USA’s Annual Meeting of Stockholders to be held at 8:00 a.m., Central Time, on Thursday, May 7, 2020. In light of on-going developments related to the coronavirus (COVID-19) pandemic and after careful consideration, although we would have liked to have held this meeting in person, in order to protect our shareholders, board members, employees and communities, we will be holding this year’s meeting virtually, via live webcast. The formal notice of the Annual Meeting of Stockholders and Proxy Statement follow.

Whether or not you attend the Annual Meeting, it is important that your shares are represented and voted before or at the meeting. Therefore, we urge you to vote promptly and submit your proxy via the internet, by phone, or by signing, dating, and returning the enclosed proxy card. If you attend the virtual Annual Meeting, you can vote at the meeting, even if you have previously submitted your proxy.

On behalf of the Board of Directors, we would like to express our appreciation for your investment in Murphy USA.

ON BEHALF OF THE BOARD OF DIRECTORS, WE WOULD LIKE TO EXPRESS OUR APPRECIATION FOR YOUR INVESTMENT IN MURPHY USA.

Sincerely,

R. Madison Murphy Chairman of the Board of Directors Murphy USA Inc. March 27, 2020

NOTICE OF ANNUAL MEETING

DATE AND TIME	LOCATION	RECORD DATE
Thursday, May 7, 2020 8:00 a.m. Central Time	Virtual Meeting www.virtualshareholdermeeting.com/MUSA2020	Record Date The close of business March 9, 2020

The Annual Meeting of Stockholders of Murphy USA Inc. (the “Company”) will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/MUSA2020 on Thursday, May 7, 2020, at 8:00 a.m., Central Time, for the following purposes:

1.	Election of three Class I directors whose current terms expire on the date of the 2020 Annual Meeting;

2.	Approval of executive compensation on an advisory, non-binding basis;

3.	Ratification of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2020; and

4.	Such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 9, 2020, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting. A list of all stockholders entitled to vote is on file at the office of the Company, 200 E. Peach Street, El Dorado, Arkansas 71730 and will be made available electronically on the virtual meeting website during the meeting.

Cast Your Vote Right Away

It is very important that you vote. Please cast your vote right away on all of the proposals listed above to ensure that your shares are represented. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (“Notice”) you received in the mail or, if you requested to receive printed proxy materials, on your enclosed proxy card.

Notice and Access

Important Notice Regarding the Availability of Proxy Materials for

the Stockholder Meeting to be held on May 7, 2020:

The Notice of 2020 Annual Meeting, 2020 Proxy Statement and 2019 Annual Report

on Form 10-K are available, free of charge, at www.proxyvote.com.

This year, we will be furnishing proxy materials over the internet to a number of our stockholders under the U.S. Securities and Exchange Commission’s notice and access rules. Many of our stockholders will receive the Notice in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card and our 2019 Annual Report. We believe that this process will reduce the environmental impact of our Annual Meeting as well as reduce the costs of printing and distributing our proxy materials. The Notice will instruct you as to how you may access and review all of the proxy materials on the internet.

All stockholders who do not receive the Notice will receive a paper copy of the proxy materials and our 2019 Annual Report by mail, unless they have previously elected to receive proxy materials by email. We remind stockholders who receive the Notice that the Notice is not itself a proxy card and should not be returned with voting instructions. The Notice only presents an overview of the more complete proxy materials. Stockholders should review the proxy materials before voting.

The Notice contains instructions on how to access our proxy materials and vote over the internet at www.proxyvote.com and how stockholders may receive a paper copy of our proxy materials, including this Proxy Statement, a proxy card or voting instruction card and our 2019 Annual Report. At www.proxyvote.com, stockholders may also request to receive future proxy materials in printed form by mail or electronically by email.

2020 Virtual Annual Stockholder Meeting

In light of on-going developments related to the coronavirus (COVID-19) pandemic and after careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to protect the health and safety of our stockholders, board members, employees and community. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MUSA2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Central Time. If you experience technical difficulties during the check-in process or during the meeting please call 800-586-1548 (U.S.) or 303-562-9288 (International) for assistance.

By the Order of the Board of Directors

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 27, 2020

PROXY STATEMENT	1

Solicitation	1

Quorum and Voting Procedures	1

Voting Securities	2

PROPOSAL 1 –	Election of Three Class I Directors Whose Current Terms Expire on the Date of the 2020 Annual Meeting	3

Director Nominees	3

Continuing Directors	5

BOARD AND GOVERNANCE MATTERS	7

OWNERSHIP OF MURPHY USA COMMON STOCK	12

Security Ownership of Certain Beneficial Owners	12

Security Ownership of Directors and Management	12

Section 16(a) Beneficial Ownership Reporting Compliance	13

PROPOSAL 2 –	Approval of Executive Compensation on an Advisory, Non-Binding Basis	14

COMPENSATION DISCUSSION & ANALYSIS	15

EXECUTIVE COMPENSATION	27

PROPOSAL 3 –	Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2020	35

SUBMISSION OF STOCKHOLDER PROPOSALS	37

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2020 ANNUAL MEETING	37

OTHER INFORMATION	38

This Proxy Statement is issued by Murphy USA Inc. in connection with the 2020 Annual Meeting of Stockholders scheduled for May 7, 2020.

This Proxy Statement and accompanying proxy card are first being made available to stockholders on or about March 27, 2020.

PROXY STATEMENT

Solicitation

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy USA Inc. (the “Board”) for use at the Annual Meeting of Stockholders to be held on May 7, 2020 and Murphy USA will bear the cost of this solicitation of proxies. It is expected that the Notice will be mailed to stockholders beginning on or about March 27, 2020.

The complete mailing address of the Company’s principal executive office is 200 E. Peach Street, El Dorado, Arkansas 71730.

References in this Proxy Statement to “we,” “us,” “our,” “the Company” and “Murphy USA” refer to Murphy USA Inc. and its consolidated subsidiaries.

Quorum and Voting Procedures

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. The presence, online at the virtual 2020 Annual Meeting or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Company entitled to vote at a meeting of stockholders shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for establishing a quorum. A “broker non-vote” occurs on a proposal when shares held by brokers or nominees who do not have discretionary power to vote on a non-routine matter and to whom voting instructions have not been given from the beneficial owners or persons entitled to vote.

Vote Necessary to Approve Proposals

General

Votes cast by proxy or by online presence at the virtual 2020 Annual Meeting will be counted by the [persons]1 appointed by the Company to act as Judges of Election for the Annual Meeting. The Judges of Election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote.

Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) attend the virtual 2020 Annual Meeting and vote online. Proxies returned to the Company, votes cast other than online at the virtual Annual Meeting and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet before the meeting as described in the telephone/internet voting instructions on your proxy card, the Company will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Proposal 1 – Election of Three Class I Directors Whose Current Terms Expire on the Date of the 2020 Annual Meeting

The Class I directors shall be elected by a plurality of the votes cast at the Annual Meeting so long as a quorum is present. Under this standard, you may either vote in favor of all Class I directors, or withhold on all Class I directors or a particular Class I director. If you do not vote, you will have no impact on the calculation of “votes cast.” “Broker non-votes” and votes that are withheld will not count as a vote cast and will likewise have no effect. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the director nominees.

All Other Proposals

For Proposals 2 and 3, the affirmative vote of a majority of the shares of our capital stock present or represented by proxy at the Annual Meeting and entitled to vote is required for approval. You may vote “for,” “against” or “abstain” on these matters. If you vote to “abstain,” it will have the same effect as a vote “against.” “Broker non-votes” are not counted as shares present or represented and voting and have no effect on the vote. Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (on an advisory, non-binding basis) and FOR approval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent registered public accounting firm for 2020.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 1

PROXY STATEMENT | VOTING SECURITIES

Broker Voting

If your shares are held in the name of a bank, broker or other holder of record (a “nominee”), you will receive instructions from the nominee that you must follow in order for your shares to be voted. Certain of these institutions offer telephone and internet voting. Under current New York Stock Exchange (“NYSE”) rules, the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year should be considered a routine matter. However, for purposes of determining the outcome of any non-routine matter as to which the broker does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter. Notably, Proposals 1 and 2 should be considered non-routine matters and your broker is not permitted to vote your shares without your instructions and such uninstructed shares are considered “broker non-votes.”

Voting Securities

On March 9, 2020, the record date for the meeting, the Company had 30,308,592 shares of common stock outstanding, all of one class and each share having one vote with respect to all matters to be voted on at the meeting. Information as to common stock ownership of certain beneficial owners and management is set forth in the tables under “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Directors and Management” included on page 12 in this Proxy Statement.

PROPOSAL 1	ELECTION OF THREE CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE ON THE DATE OF THE 2020 ANNUAL MEETING

The Board recognizes that it is important for the Company’s directors to possess a diverse array of backgrounds and skills, whether in terms of executive management leadership, public company experience or educational achievement. When considering new candidates, the Nominating and Governance Committee, with input from the Board, will seek to ensure the Board reflects a range of talents, ages, skills, diversity and expertise, particularly in the areas of accounting and finance, management, government/regulation, leadership and convenience store and other retail-related industries, sufficient to provide sound and prudent guidance with respect to our operations and interests. In addition, although it does not have a separate policy with respect to diversity, the Nominating and Governance Committee considers the issue of diversity among the factors used to identify nominees for directors. The goal is to assemble and maintain a Board comprised of individuals that not only possess a high level of business acumen, but who also demonstrate a commitment to the Company’s Code of Business Conduct and Ethics in carrying out the Board’s responsibilities with respect to oversight of the Company’s operations.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election of the three nominees for director whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by the proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees or the Board size may be reduced.

All directors, other than Mr. Clyde (our President and Chief Executive Officer), were determined to be independent by the Board based on the rules of the NYSE and the standards of independence included in the Company’s Corporate Governance Guidelines. As part of its independence recommendation to the Board, the Nominating and Governance Committee at its February meeting considered familial relationships of certain directors (Mr. Murphy and Mr. Deming are first cousins).

Mr. Murphy became the Non-Executive Chairman of the Board in connection with the spin-off of the Company from Murphy Oil Corporation (the “Spin-Off”), which was completed on August 30, 2013. As an independent chairman, he leads our regularly scheduled meetings of independent directors, held outside the presence of Company management. These meetings occur at a minimum of three Board meetings each year.

Stockholders and other interested parties may send communications to the Board, specified individual directors and the independent directors as a group c/o the Secretary, Murphy USA Inc., 200 E. Peach Street, El Dorado, AR 71730. Communications will be kept confidential and forwarded to the specified director(s). Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Secretary. The names and relevant detail of the nominees are as follows:

Director Nominees

Our Board is divided into three classes serving staggered three-year terms. Messrs. Deming and Taylor and Ms. Phillips, who are Class I directors, are nominated for re-election at this Annual Meeting of Stockholders. Class II and Class III directors will serve until our annual meetings of stockholders in 2021 and 2022, respectively. At each annual meeting of stockholders, directors will be elected for three-year terms to succeed the class of directors whose terms have expired. This section details the name, age, class, qualifications and committee memberships of our directors as of the 2020 Annual Meeting of Stockholders.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 3

PROPOSAL 1 | ELECTION OF DIRECTORS

The following Class I directors are nominated for re-election at this Annual Meeting of Stockholders.

CLAIBORNE P. DEMING	Age: 65 Director since: August 2013

Chairman of the Board of Murphy Oil since March 2012, also Chairman of its Executive Committee; President and Chief Executive Officer of Murphy Oil from October 1994 through December 2008

Qualifications: Mr. Deming’s previous experience as President and Chief Executive Officer of Murphy Oil gives him insight into the Company’s challenges, opportunities and operations. Among other qualifications, Mr. Deming brings to the Board executive leadership skills and 40 years’ experience in the oil and gas industry.

	Board Committees:	Executive Compensation Committee (Chair) Executive Committee

HON. JEANNE L. PHILLIPS	Age: 66 Director since: November 2018

Senior Vice President, Corporate Engagement & International Relations of Hunt Consolidated, Inc. where she has been employed since 2004; U.S. Permanent Representative to the Organization for Economic Cooperation and Development (OECD) with rank of ambassador in Paris from 2001 to 2003

Qualifications: Ambassador Phillips’ significant experience in government affairs, corporate leadership and crisis communications in the energy industry provide her with a broad base of knowledge, and her service and experience involving many varied entities at the state, national and international levels provide her with additional insights, all of which make her a strong asset to our Board.

	Board Committees:	Audit Committee Nominating and Governance Committee

JACK T. TAYLOR	Age: 68 Director since: August 2013

Director of Genesis Energy LP since 2013 (a NYSE midstream energy master limited partnership) and serves as a member of the Audit and the Governance, Compensation and Business Development Committees; Director of Sempra Energy (a NYSE Fortune 500 energy services company) since 2013 and serves as a member of the Executive, Audit and Compensation Committees; Chief Operating Officer-Americas and Executive Vice Chair of U.S. Operations for KPMG LLP from 2005 to 2010

Qualifications: Mr. Taylor has extensive experience with financial and public accounting issues as well as a deep knowledge of the energy industry. He spent over 35 years as a public accountant at KPMG LLP, serving in a leadership capacity during many of those years. He is a National Association of Corporate Directors Board Leadership Fellow and a member of the NACD’s Audit Committee Chair Advisory Council. This experience with financial and public accounting issues, together with his executive experience and knowledge of the energy industry, make him a key contributor to our Board.

	Board Committees:	Audit Committee (Chair)

PROPOSAL 1 | ELECTION OF DIRECTORS

Continuing Directors

The following Class II and Class III directors are not up for re-election at this Annual Meeting of Stockholders. Class II directors will be up for election at our Annual Meeting in 2021 and Class III directors will be up for election at our Annual Meeting in 2022.

Class II Directors (terms expiring at the 2021 Annual Meeting)

FRED L. HOLLIGER	Age: 72 Director since: August 2013

Chairman and CEO of Giant Industries (a NYSE petroleum refining and retail convenience store company) from 2002 to 2007; Independent consultant to Western Refining Company (a NYSE crude oil refiner and marketer) from 2007 through June 2012

Qualifications: Mr. Holliger spent his entire 36-year career in the petroleum industry in a variety of engineering, marketing, supply and general management positions. His long career in the oil and gas industry along with his leadership experience allows him to provide numerous insights to our Board.

	Board Committees:	Executive Compensation Committee Nominating and Governance Committee

JAMES W. KEYES	Age: 65 Director since: August 2013

Chairman of Wild Oats LLC, since January 2012; Chief Executive Officer of Fresh & Easy, LLC from November 2012 to October 2015, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in October 2015; Chairman and Chief Executive Officer of Blockbuster (a provider of home movie and video game rental services) from 2007 to 2011, which filed for reorganization under Chapter 11 of the US Bankruptcy Code in September 2010; Chief Executive Officer of 7-Eleven Inc. from 2000 to 2005

Qualifications: Mr. Keyes’ experience running large companies, and specifically 7-Eleven Inc. (a major retail gasoline chain), along with his leadership on the successful sale of Blockbuster’s assets to Dish Networks through its restructuring process, provides invaluable business and industry expertise to our Board.

	Board Committees:	Executive Committee Executive Compensation Committee

DIANE N. LANDEN	Age: 59 Director since: August 2013

Owner and President of Vantage Communications, Inc. (private company in investment management, communications and broadcast property ownership) since 1990; Chairman and Executive Vice President of Noalmark Broadcasting Corporation (a private radio and media company) since 2012; Partner at Munoco Company L.C. (a private oil and gas exploration and production company) since 2012; Secretary and Director of Loutre Land and Timber Company (a private natural resources company) since 1998, and serves on its Executive and Nominating Committees

Qualifications: Ms. Landen has 30 years’ experience in investment management, communications and broadcast property ownership. She has, through her involvement in these many and varied business ventures, developed a broad range of experience in operating successful companies, allowing her to make significant contributions to our Board.

	Board Committees:	Nominating and Governance Committee (Chair) Audit Committee

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 5

PROPOSAL 1 | ELECTION OF DIRECTORS

Class III Directors (terms expiring at the 2022 Annual Meeting)

R. MADISON MURPHY	Age: 62 Director since: August 2013

Chairman of the Murphy USA Board of Directors since August 2013; Director of Murphy Oil Corporation (“Murphy Oil”) since 1993 and serves on its Executive Committee and as Chair of its Audit Committee; Chairman of the Board of Murphy Oil from 1994 to 2002 and Chief Financial Officer of Murphy Oil from 1992 to 1994; Managing Member, Murphy Family Management, LLC (manages investments, farm, timber and real estate) since 1998; Director of Deltic Timber Corporation (a NYSE natural resources and timberland company) from 1996 until its merger with Potlatch Corporation in February 2019

Qualifications: Mr. Murphy served as Chairman of the Board of Murphy Oil from 1994 to 2004. This background, along with his current membership on the Board of Directors of Murphy Oil and his past membership on the Board of Directors of BancorpSouth, Inc. (a NYSE bank holding company) and Deltic Timber Corporation, brings to the Board invaluable corporate leadership and financial expertise.

	Board Committees:	Executive Committee (Chair) Ex-officio of all Committees

R. ANDREW CLYDE	Age: 56 Director since: August 2013

President and Chief Executive Officer of Murphy USA since August 2013; Partner (global energy practice), Booz & Company (and prior to August 2008, Booz Allen Hamilton) (a global management and strategy consulting firm) from 2000 to 2013, where he held leadership roles as North American Energy Practice Leader and Dallas office Managing Partner and served on the firm’s board Nominating Committee

Qualifications: Mr. Clyde’s leadership over Murphy USA’s successful value creation strategy and his previous consulting experience working with downstream energy and retail clients on corporate and business unit strategy, organization, and performance improvement, make him a valuable member of our Board.

	Board Committees:	Executive Committee

DAVID B. MILLER	Age: 70 Director since: January 2016

Co-Founder and Managing Partner of EnCap Investments L.P., a leading provider of private equity capital to the oil and gas industry since 1988; President of PMC Reserve Acquisition Company, a partnership jointly owned by EnCap and Pitts Energy Group, from 1988 to 1996; Co-Chief Executive Officer and Co-Founder of MAZE Exploration Inc., a Denver-based oil and gas company, from 1981 to 1988; Director of Halcon Resources Corporation (an independent NYSE energy company) from 2012 to 2016

Qualifications: Mr. Miller’s broad energy industry knowledge and his leadership experience and expertise in business valuation, capital structure and strategic relationships complement the collective strength and leadership of our Board.

	Board Committees:	Executive Compensation Committee Nominating and Governance Committee

THE BOARD RECOMMENDS A VOTE “FOR” THE CLASS I DIRECTORS NOMINATED BY THE BOARD.

BOARD AND GOVERNANCE MATTERS

Board Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer of Murphy USA are held by two individuals. Mr. Murphy serves as our Chairman of the Board as a non-executive and independent director. Mr. Clyde serves as our President and Chief Executive Officer, and also serves as a director. Along with Mr. Murphy and Mr. Clyde, other directors bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and industry, while the President and Chief Executive Officer is most familiar with the Company’s business and industry, most involved in the Company’s day-to-day operations and most capable of leading the execution of the Company’s strategy. The Board believes that having separate roles of Chairman and President and Chief Executive Officer is in the best interest of stockholders because it facilitates independent oversight of management.

Risk Management

Our Company’s management is responsible for the day-to-day management of risks to the Company. The Board of Directors has broad oversight responsibility for our risk management programs.

The Board of Directors exercises risk management oversight and control both directly and indirectly, the latter through various board committees as discussed below. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including the risks associated with each. The Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee is responsible for oversight of financial risks and the ethical conduct of the Company’s business, including the steps the Company has taken to monitor and mitigate these risks. The Nominating and Governance Committee, in its role of reviewing and maintaining the Company’s Corporate Governance Guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports and by the President and Chief Executive Officer about the known risks to the strategy and the business.

Committees

Our Board of Directors has established several standing committees in connection with the discharge of its responsibilities. The following table presents the standing committees of the Board and the current membership of the committees and the number of times each committee met in 2019.

NOMINEE / DIRECTOR	AUDIT	EXECUTIVE	EXECUTIVE COMPENSATION	NOMINATING AND GOVERNANCE

R. Madison Murphy	X(2)	X(1)	X(2)	X(2)

R. Andrew Clyde		X

Claiborne P. Deming		X	X(1)

Thomas M. Gattle, Jr.(3)	X			X

Fred L. Holliger			X	X

James W. Keyes		X	X

Diane N. Landen	X			X(1)

David B. Miller			X	X

Hon. Jeanne L. Phillips	X			X

Jack T. Taylor	X(1)

Number of meetings in 2019	7	6	4	3

(1)	Committee Chair
(2)	Ex-Officio
(3)	On August 22, 2019, Mr. Gattle retired from the Board and his positions on the Board Committees.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 7

BOARD AND GOVERNANCE MATTERS | COMMITTEES

Audit Committee – The Audit Committee has the sole authority to appoint or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee also assists the Board with its oversight of the integrity of the Company’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, the performance of the Company’s internal audit function, the compliance by the Company with legal and regulatory requirements, the management of major financial risk and the review of programs related to compliance with the Company’s Code of Business Conduct and Ethics. Additionally, the Audit Committee is tasked with reviewing and discussing with management the Company’s major Information Technology (“IT”) risk exposures, including cybersecurity and reviewing the steps management take to monitor and control such exposures. The Audit Committee meets with representatives of the independent registered public accounting firm and with members of Internal Audit for these purposes. The Board has designated Mr. Taylor and Mr. Murphy as its Audit Committee Financial Experts as defined in Item 407 of Regulation S-K. All of the members of the Audit Committee are independent under the rules of the NYSE and the Company’s independence standards.

Executive Committee – The Executive Committee is vested with the authority to exercise certain functions of the Board when the Board is not in session. The Executive Committee is also in charge of all general administrative affairs of the Company, subject to any limitations prescribed by the Board.

Executive Compensation Committee – The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s annual incentive compensation plan, the long-term incentive plan and the stock plan for non-employee directors.

The Executive Compensation Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and our Company’s independence standards. See “Compensation Discussion and Analysis” for additional information about the Executive Compensation Committee. In carrying out its duties, the Executive Compensation Committee has direct access to outside advisors, independent compensation consultants and others to assist them.

Executive Compensation Committee Interlocks and Insider Participation

During 2019, Messrs. Deming, Holliger, Keyes, Miller and Murphy served as the members of the Executive

Compensation Committee. No person who served as a member of the Executive Compensation Committee was, during 2019, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Proxy Statement. None of our executive officers serve as a member of a board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Executive Compensation Committee.

Nominating and Governance Committee – The Nominating and Governance Committee identifies and recommends potential director candidates, makes annual independence recommendations as to each director, recommends appointments to Board committees, oversees the self-evaluation process of the Board’s performance and reviews and assesses the Corporate Governance Guidelines of the Company. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend director candidates for consideration by the Nominating and Governance Committee will be able to address their recommendations to: Nominating and Governance Committee of the Board of Directors, c/o Secretary, Murphy USA Inc., 200 E. Peach Street, P.O. Box 7300, El Dorado, Arkansas 71731-7300. As a matter of policy, director candidates recommended by stockholders will be evaluated on the same basis as candidates recommended by the directors, executive search firms or other sources. The Corporate Governance Guidelines also provide a mechanism by which stockholders may send communications to directors. The Nominating and Governance Committee consists entirely of independent directors, each of whom meets the NYSE listing independence standards and the Company’s independence standards. In 2019, Board succession planning and Environmental, Social and Governance (“ESG”) oversight responsibilities were added to the Nominating and Governance Committee Charter. The first requires the committee to coordinate with the chairmen of each standing committee of the Board concerning succession planning issues, whereas the second tasks the committee with the duty to regularly review the Company’s strategy, initiatives and policies on ESG matters.

Charters for the Audit, Executive, Executive Compensation and Nominating and Governance Committees, along with the Corporate Governance Guidelines and the Code of Ethics and Business Conduct, are available on the Company’s website at http://ir.corporate.murphyusa.com.

BOARD AND GOVERNANCE MATTERS | MEETINGS AND ATTENDANCE

Meetings and Attendance

During fiscal 2019, there were six meetings of the Board. All nominees’ attendance exceeded 75% of the total number of meetings of the Board and committees on which they served. As set forth in the Company’s Corporate Governance Guidelines, all Board members are expected to attend the Annual Meeting of Stockholders, and all did so in 2019.

Compensation of Directors

Directors who are employees of Murphy USA do not receive compensation for their services on the Board. Our Board of Directors determines annual retainers and other compensation for non-employee directors. The primary elements of our non-employee director compensation program include a combination of cash and equity.

In 2019, the cash component consisted of:

•	Annual retainer: $67,500

•	Chairman of the Board: $115,000

•	Audit Committee Chair: $20,000

•	Executive Compensation Committee Chair: $15,000

•	Chair of each other Committee: $10,000

•	Board and Committee meeting fees: $2,000 each

All elements of cash components are paid in quarterly installments. The Company also reimburses directors for travel, lodging and other related expenses they incur in attending Board and Committee meetings.

In addition to the cash component, the non-employee directors also receive an annual grant of time-based restricted stock units which vest after three years. Each non-employee director received a restricted stock unit grant with a target value of $117,500 on February 7, 2019.

Further information regarding non-employee director compensation is set forth in the following table.

2019 Non-Employee Director Compensation Table

NAME	FEES EARNED OR PAID IN CASH(1) ($)	STOCK AWARDS(2) ($)	ALL OTHER COMPENSATION(3) ($)		TOTAL ($)

R. Madison Murphy	230,500	111,420	25,000		366,920

Claiborne P. Deming	112,500	111,420	16,500		240,420

Thomas M. Gattle, Jr.(4)	72,625	111,420	—		184,045

Fred L. Holliger	91,500	111,420	—		202,920

James W. Keyes	99,500	111,420	—		210,920

Diane N. Landen	109,500	111,420	25,000		245,920

David B. Miller	93,500	111,420	—		204,920

Hon. Jeanne L. Phillips	95,500	111,420	—		206,920

Jack T. Taylor	113,500	111,420	50,000	(5)	274,920
(1)	The amounts shown reflect the cash retainers and meeting fees paid during the fiscal year ended December 31, 2019.
(2)

The amounts shown reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 regarding stock compensation, for restricted stock unit awards granted to the non-employee directors in 2019. The aggregate number of unvested restricted stock units held as of December 31, 2019 by Hon. Jeanne L. Phillips was 1,575 and 4,576 for each other non-employee director.

(3)	The amounts shown represent contributions made on behalf of Mr. Murphy, Mr. Deming, Mrs. Landen and Mr. Taylor to charitable organizations under our gift matching program.
(4)	On August 22, 2019, Mr. Gattle retired from the Board and his positions on the Board Committees.
(5)

The amount includes a $12,500 gift made by Mr. Taylor in 2018 which was matched in 2019 due to delayed receipt from the qualified educational institution, in addition to Mr. Taylor’s 2019 matching funds.

The column above showing “All Other Compensation” represents the incremental cost of matching gifts. The non-employee directors are eligible to participate in our gift matching program on the same terms as Murphy USA employees. Under this program, an eligible person’s total gifts of up to $12,500 per calendar year will qualify. The Company will contribute to qualified educational institutions and hospitals in an amount equal to twice the amount contributed by the eligible person. The Company will contribute to qualified welfare and cultural organizations in an amount equal to the contribution made by the eligible person.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 9

BOARD AND GOVERNANCE MATTERS | NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES

Non-Employee Director Stock Ownership Guidelines

The Board of Directors has also established stock ownership guidelines for non-employee directors of the Company. Directors are expected to achieve stock ownership of at least three times their annual cash retainer within five years of beginning their service. A director may not pledge Company securities either by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the guidelines above. Once such stock ownership target has been achieved, a director is permitted to pledge Company securities in compliance with applicable law (including disclosure of such pledging in the Company’s proxy statement, as required by SEC regulations), so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Corporate Secretary and to the Board in advance of such pledging. These guidelines are designed to ensure that directors display confidence in the Company through the ownership of a significant amount of our stock. At December 31, 2019, all of our Directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Review, Approval or Ratification of Transactions with Related Persons

The Nominating and Governance Committee reviews ordinary course of business transactions with firms associated with directors and nominees for director. The Company’s management also monitors these transactions on an ongoing basis. Executive officers and directors are governed by the Company’s written Code of Business Conduct and Ethics, which provides that waivers may only be granted by the Board of Directors or a Board committee and must be promptly disclosed to stockholders. No such waivers were granted nor applied for in fiscal 2019. The Company’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Audit Committee Report

Management is responsible for the preparation, presentation and integrity of Murphy USA’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of Murphy USA’s financial statements;

•	Murphy USA’s internal control over financial reporting;

•	Murphy USA’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance;

•	The performance of Murphy USA’s internal audit function; and

•	Murphy USA’s IT risk exposure, including cybersecurity risks.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of Murphy USA’s independent registered public accounting firm. The Audit Committee’s charter is available in the Corporate Governance section of Murphy USA’s corporate website at ir.corporate.murphyusa.com.

The Audit Committee held seven meetings during 2019. The Audit Committee Chair and members of the Audit Committee also held numerous additional meetings throughout 2019 with members of Murphy USA corporate, business segment and internal audit management and with Murphy USA’s independent registered public accounting firm (KPMG LLP). The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.

Independence

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules, and that they each met the Company’s enhanced independent standard for membership on the Company’s Audit Committee.

BOARD AND GOVERNANCE MATTERS | AUDIT COMMITTEE REPORT

Expertise

The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards. Mr. Taylor and Mr. Murphy have been designated as the “audit committee financial experts”, as defined under SEC rules. The Audit Committee’s assistance in the Board of Directors’ oversight of Murphy USA’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on Murphy USA’s financial statements, financial reporting and internal control over financial reporting.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2019 audited financial statements with management and KPMG LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Head of Internal Audit and the KPMG LLP engagement team the scope and plans for their respective audits and has met with each of the Head of

Internal Audit and the senior engagement partner of KPMG LLP, with and without management present, to discuss audit results, their evaluations of Murphy USA’s internal controls and the overall quality of Murphy USA’s financial reporting. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with KPMG LLP its independence.

Conclusion

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2019 in Murphy USA’s 2019 Annual Report on Form 10-K.

Audit Committee:

Jack T. Taylor (Chair)

Diane N. Landen

R. Madison Murphy

Hon. Jeanne L. Phillips

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 11

OWNERSHIP OF MURPHY USA COMMON STOCK

Security Ownership Of Certain Beneficial Owners

The following are known to the Company to be the beneficial owners of more than five percent of the Company’s common stock (as of the most recent date of such stockholder’s Schedule 13G filing for Murphy USA with the SEC):

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	PERCENTAGE

BlackRock, Inc. 40 East 52nd Street New York, NY 10022(2)	3,604,417	11.7%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355(3)	3,045,443	10.1%
(1)

Includes common stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s Schedule 13G filing for Murphy USA for the period ended December 31, 2019.

(2)

A parent holding company or control person of the entities holding Murphy USA shares in accordance with Rule 13d-1(b)(1)(ii)(G). Total includes 3,526,750 shares with sole voting power, 0 shares with shared voting power, 3,604,417 shares with sole dispositive power and 0 shares with shared dispositive power.

(3)

An investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). Total includes 34,145 shares with sole voting power, 5,310 shares with shared voting power, 3,045,443 shares with sole dispositive power and 35,137 shares with shared dispositive power.

Security Ownership of Directors and Management

The following table sets forth information, as of the record date, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executive Officers (as listed in the first table of the Compensation Discussion and Analysis section of this Proxy) and directors and executive officers as a group.

NAME	PERSONAL WITH FULL VOTING AND INVESTMENT POWER(1)(2)	PERSONAL AS BENEFICIARY OF TRUSTS		VOTING AND INVESTMENT POWER ONLY		OPTIONS EXERCISABLE WITHIN 60 DAYS	TOTAL	PERCENT OF OUTSTANDING (IF GREATER THAN ONE PERCENT)

Claiborne P. Deming	264,168	394,884		39,100	(3)	—	698,152	2.30%

Fred L. Holliger	—	11,848	(5)	—		—	11,848	(4)

James W. Keyes	14,848	—		—		—	14,848	(4)

Diane N. Landen	61,534	76,837		8,991	(6)	—	147,362	(4)

David B. Miller	39,060	—		—		—	39,060	(4)

R. Madison Murphy	—	560,706		179,598	(7)	—	740,304	2.44%

Hon. Jeanne L. Phillips	256	—		—		—	256	(4)

Jack T. Taylor	15,848	—		—		—	15,848	(4)

R. Andrew Clyde	146,941	—		—		153,650	300,591	(4)

Mindy K. West	76,498	—		—		42,450	118,948	(4)

Robert J. Chumley	4,351	—		—		9,250	13,601	(4)

John A. Moore	30,041	—		—		12,000	42,041	(4)

Renee M. Bacon	2,049	—		—		4,700	6,749	(4)

Directors and executive officers as a group (14 persons)	655,594	1,044,275		227,689		222,050	2,149,608	7.09%

(1)

Includes shares Murphy USA Savings 401(k) Plan shares in the following amounts: Mr. Clyde 1,500 qualified shares; Ms. West 665 qualified shares; Mr. Moore 1,621 qualified shares. Excludes shares of common stock underlying phantom stock unites held under the Murphy USA Supplemental Executive Retirement Plan in the following amounts: Mr. Clyde 17,048 shares.

(2)	Includes shares of common stock held by spouse and other household members as follows: Mr. Deming 12,110 shares held by spouse; Ms. Landen 2,043 shares owned jointly with spouse and children.
(3)	Includes 39,100 shares of common stock held in trust for children.
(4)	Less than 1%.

OWNERSHIP OF MURPHY USA COMMON STOCK | SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

(5)	Includes 11,848 shares of common stock held by trust for which Mr. Holliger and his spouse are the beneficiaries and trustees.
(6)	Includes 8,991 shares of common stock held by trusts for which Ms. Landen is the trustee.
(7)

Includes (i) 82,050 shares of common stock held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed, (ii) 918 shares of common stock held in trust for children in which Mr. Murphy is Trustee, (iii) 41,379 shares of common stock held in trust for children in which spouse is Trustee, (iv) 47,365 shares owned by the 2011 Murphy Family Trust, beneficial ownership expressly disclaimed, (v) includes 7,886 shares owned by The Suzanne and Madison Murphy Grandchildren’s Trust, beneficial ownership expressly disclaimed.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of the copies of reports filed by the Company’s directors and executive officers pursuant to Section 16(a) of the Securities Exchange Act of 1934, and on representations from the reporting persons, the Company believes that each reporting person has complied with all applicable filing requirements during fiscal 2019.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 13

PROPOSAL 2	APPROVAL OF EXECUTIVE COMPENSATION ON AN ADVISORY, NON-BINDING BASIS

The Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”) enables the Company’s stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate and retain the Named Executive Officers, who are critical to the Company’s success. Under these programs, the Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” along with the information in the compensation tables for additional details about the executive compensation programs, including information about the fiscal year 2019 compensation of the Named Executive Officers.

Stockholders are asked to indicate their support for the Named Executive Officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on the Named

Executive Officers’ compensation. This vote is being provided as required pursuant to Section 14A of the Securities Exchange Act of 1934. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are requested to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2019 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of stockholders and will consider stockholders’ views and the Executive Compensation Committee will evaluate whether any actions are necessary to address those views.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis provides an overview of the compensation provided to our CEO, CFO and three other most highly compensated executive officers in office at fiscal year-end December 31, 2019:

NAME	TITLE

R. Andrew Clyde	President & CEO

Mindy K. West	EVP Fuels, CFO & Treasurer

Robert J. Chumley	SVP, Marketing

John A. Moore	SVP & General Counsel

Renee M. Bacon	SVP, Sales & Operations

The five individuals above are collectively referred to herein as our “Named Executive Officers” or “NEOs”.

To further illustrate the concepts in this Compensation Discussion and Analysis, we have included charts and tables where we believe appropriate to enhance our stockholders’ understanding of the compensation of our NEOs. This Compensation Discussion and Analysis should be read in conjunction with this tabular information beginning on page 27 in this Proxy Statement.

Overview

Murphy USA operates one of the nation’s largest convenience store chains, with 1,489 locations in 26 states as of December 31, 2019, most of which are in close proximity to Walmart stores. The Company also markets gasoline and other products at standalone stores under the Murphy Express brand.

Executive Compensation Philosophy and Objectives

The Executive Compensation Committee (referred to as the “Committee” in this section) bases its executive compensation decisions on principles designed to align the interests of our executives with those of our stockholders. The Committee believes compensation should provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to motivate, attract, and retain key executives who are critical to its long-term success, the Company aims to provide pay packages that are competitive with others in the retail industry. In addition, the Company believes that executives should be rewarded for both the short- and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Aligning Pay with Performance

The Committee believes our compensation programs provide for a strong “pay for performance” linkage between the compensation provided to our executives and the Company’s performance relative to its peers. Consistent with the fundamental principle that compensation programs should pay for performance, the Company’s 2019 performance directly impacted compensation decisions and pay outcomes. Annual incentives for NEOs were earned at 126.7% of target, reflecting the Company’s 2019 performance relative to predefined targets. See pages 20-23 for additional information. Performance stock units (“PSUs”) linked to the Company’s performance for the three-year period ended in 2019 were earned at 149.07% of target. See page 24 for additional information.

We view performance in two ways: (1) the Company’s operating performance, including results against short- and long-term growth targets; and (2) return to stockholders over time, both on an absolute basis and relative to other companies, including both our peers and the S&P 500.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 15

COMPENSATION DISCUSSION AND ANALYSIS | 2019 BUSINESS HIGHLIGHTS

2019 Business Highlights

We measure our operating performance relative to the execution of a proven strategy that reflects five coherent themes that leverage our differentiated strengths and capabilities. This “5-Point Strategy” supports a business model which is both enduring in a highly volatile industry and hard to replicate by competitors. Our strategy creates a unique way to compete for customers, workforce talent, supplier-partner support and stockholder capital. We take none of these stakeholders for granted and our goal is to create sustained value for all of them while making a positive impact in the communities we serve. Highlighted accomplishments among the 5-Point Strategy for 2019 include:

Return to Stockholders

Since its inception, the Company has delivered consistent returns to our stockholders. In July 2019, the Company announced up to $400 million share repurchase program to be completed by July 2021. We have completed over $1 billion in share repurchases (32% of shares outstanding) since 2015. Our three-year annualized total shareholder return (TSR) for the period ending December 31, 2019 of over 22% outpaced the median TSR of our peer group (discussed in the “Role of Market Data” section included on page 18 in this Proxy Statement).

COMPENSATION DISCUSSION AND ANALYSIS | REPORTED AND REALIZED PAY

Reported and Realized Pay

Since a majority of reported pay for our Chief Executive Officer represents potential pay, we also consider pay actually realized each year. The following graph shows reported pay included in the 2019 Summary Compensation Table on page 27 as compared to realized pay during 2019.

The realized pay data shown above include, for the applicable year, the value of options exercised, restricted stock units (“RSUs”) vested and PSU awards earned for the three-year period ended during the applicable year. PSUs were earned at 149.07% of target for the 2017-2019 performance period. Stock price appreciation ($106.72 vs. $65.75) resulted in the value of RSUs and PSUs increasing significantly since they were granted in 2017, supporting our pay for performance philosophy.

Note that Mr. Clyde did not exercise any options in 2017 or 2019. In 2018, Mr. Clyde exercised options totaling nearly $7.7 million as a result of Murphy USA’s stock price more than doubling since the spin-off. Of that amount, roughly $5.4 million was related to options issued by Murphy Oil prior to the spin-off which were inherited by Murphy USA. Prior to their exercise, Mr. Clyde held the options for roughly five years of the seven-year term.

2019 “Say-on-Pay” Vote Result

In May 2014, stockholders approved an annual frequency for Say-on-Pay votes. The Committee carefully considered the results of our Say-on-Pay vote on NEO compensation in May 2019, in which 98.4% of the advisory votes cast were in support of the Company’s Say-on-Pay proposal and executive compensation programs for our NEOs as described in our 2019 Proxy Statement. The Committee interpreted this level of support as affirmation by our stockholders of the design and overall execution of our executive compensation programs.

Throughout the past year, the Company engaged in dialogue with our largest stockholders about various corporate governance topics, including executive compensation. The Company values these discussions and encourages our stockholders to provide feedback about our executive compensation programs.

Based on the results of the 2019 vote and our ongoing dialogue with our stockholders, as well as a consideration of evolving best practices, the Committee continues to examine our compensation programs to ensure alignment with stockholder interests remains strong.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 17

COMPENSATION DISCUSSION AND ANALYSIS | COMPENSATION DESIGN PRINCIPLES AND GOVERNANCE PRACTICES

Compensation Design Principles and Governance Practices

The Committee intends for its compensation design principles to protect and promote our stockholders’ interests. We believe our NEO compensation programs are consistent with best practices for sound corporate governance.

WE DO	WE DO NOT

✓   Pay for performance – a large majority of compensation is performance-based and not guaranteed

✓   Mitigate undue business risk in compensation programs and perform an annual compensation risk assessment

✓   Utilize an independent compensation consultant

✓   Provide modest perquisites

✓   Maintain stock ownership guidelines and restrict pledging

✓   Prohibit hedging transactions by executives

✓   Include “clawbacks” in our annual and long-term incentive plans

×    Maintain employment contracts

×    Maintain separate change-in-control (“CIC”) agreements other than with the CEO

×    Provide excise tax gross-ups on CIC benefits

×    Provide tax gross-ups on perquisites

×    Allow repricing of underwater options

×    Allow current payment of dividends or dividend equivalents on unearned long-term incentives

Role of the Committee

The Committee has responsibility for discharging the Board of Directors’ responsibilities with respect to compensation of the Company’s executives. In particular, the Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines and approves the CEO’s compensation based on this evaluation. In doing so, the Committee reviews all elements of the CEO’s compensation. The Committee also approves executive compensation for the Company’s other executive officers, approves and administers incentive compensation and equity-based plans, and monitors compliance of directors and executive officers with Company stock ownership requirements. Pursuant to its charter, the Committee has the sole authority to retain and terminate compensation consultants as well as internal and external legal, accounting, and other advisors, including sole authority to approve the advisors’ fees and other engagement terms. For additional information on the responsibilities of the Committee, see the “Committees–Executive Compensation Committee” section included on page 8 in this Proxy Statement.

Role of Market Data

The Committee adopted a peer group for purposes of reviewing and approving 2019 compensation and for assessing relative TSR performance for purposes of our 2019-2021 PSUs. Due to the relatively small number of publicly-traded retail convenience store competitors, the group was broadened to include other companies in similar industries with which Murphy USA competes for executive talent in order to create a sufficient sample of companies against which compensation can be compared. The peer group was developed based on certain attributes including:

•	Industry Sector: Direct motor fuel and convenience retailers, retailers exposed to vehicle miles traveled, and other small box, common goods retailers (e.g., quick serve restaurants)

•	Scale of Operation: Revenue, non-fuel revenue, earnings before interest, taxes, depreciation, and amortization, market capitalization, number of employees, and store count

•	Method of Operation: Company-operated sites and direct-owned real estate

COMPENSATION DISCUSSION AND ANALYSIS | ELEMENTS OF COMPENSATION

The peer group consists of the following companies:

• Alimentation Couche-Tard • Advance Auto Parts • AutoZone • Brinker • Casey’s General Stores • Chipotle Mexican Group • Cracker Barrel • Dollar General • Dollar Tree • Five Below	• Foot Locker • GameStop • Monro Muffler Brake • O’Reilly Automotive • Pier 1 Imports • Sally Beauty • TravelCenters of America • Ulta Beauty • Vitamin Shoppe

In addition to comparator company information, the Committee uses several industry compensation surveys to determine competitive market pay levels for the NEOs.

Base salaries and total target direct compensation for the Company’s NEOs were compared to the median of the market data to determine whether the Company’s compensation practices were in alignment with market pay levels. When making compensation-related decisions, the

Committee aims to set compensation levels for executive officers based on a deliberate review of market compensation for a particular position as well as each individual’s possession of a unique skill or knowledge set, proven leadership capabilities or experience and Company performance. Based on such factors, the Committee may determine with respect to one or more individuals that it is appropriate for compensation to meet, exceed, or fall below the median of the market data for a particular compensation element or total compensation.

Role of the CEO in Compensation Decisions

The CEO periodically reviews the performance of each of the NEOs, excluding himself, develops preliminary recommendations regarding salary adjustments and annual and long-term award amounts, and provides recommendations to the Committee. The Committee can exercise its discretion to modify any recommendations and make final decisions.

Elements of Compensation

Our compensation program is comprised of three key components, each designed to be market-competitive and to help attract, motivate, retain and reward our NEOs.

ELEMENT	KEY CHARACTERISTICS	OBJECTIVES

Base Salary	• Fixed minimum level of compensation	• Reward the executive for day-to-day execution of primary duties and responsibilities
	• Reviewed annually and adjusted if and when appropriate	• Provide a foundation level of compensation upon which incentive opportunities can be added to provide the motivation to deliver superior performance

Annual Incentives	• Variable cash compensation component	• Motivate and reward NEOs for achieving annual business goals
	• Performance-based award opportunity based on annual operational and individual performance	• Align executives’ interests with the interests of stockholders
• Encourage responsible risk taking and individual accountability

Long-term Incentives	• Variable equity-based compensation component	• Align executives’ interests with the interests of stockholders
	• Performance-based award opportunity based on long-term performance	• Reinforce the critical objective of building stockholder value over the long term
• Focus management attention upon the execution of the long-term business strategy

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 19

COMPENSATION DISCUSSION AND ANALYSIS | TARGET COMPENSATION MIX

The majority of our NEO compensation is performance-based and is issued in the form of both short- and long-term incentives. Individuals in a position to influence the growth of stockholder value have larger portions of their total compensation delivered in the form of equity-based long-term incentives. The target mix of the elements of the compensation program for the CEO and other NEOs is shown in the following charts which outline the size, in percentage terms, of each element of target compensation.

Target Compensation Mix

Base Salary

Base salary is designed to provide a competitive fixed rate of pay recognizing each employee’s level of responsibility and performance. In setting base salary levels for NEOs, the Committee considers competitive market data in addition to other factors such as duties and responsibilities, experience, individual performance, retention concerns, internal equity considerations, Company performance, general economic conditions and marketplace compensation trends.

Base salaries are reviewed annually. In 2019, the Committee adjusted salaries awarded to each NEO to bring salaries closer to competitive market levels for similar positions. The following table shows the base salaries for each of the NEOs effective February 1, 2018 and February 1, 2019:

NAME(1)	TITLE	2018 SALARY ($)	2019 SALARY ($)

R. Andrew Clyde	President & CEO	1,060,000	1,100,000

Mindy K. West	EVP Fuels, CFO & Treasurer	580,000	650,000

Robert J. Chumley	SVP, Marketing	385,000	420,000

John A. Moore	SVP & General Counsel	420,000	420,000

Renee M. Bacon	SVP, Sales & Operations	-	380,000

(1)	Other than for 2018 with respect to Ms. Bacon who was not included as a NEO in 2018, actual salaries received are included in the Summary Compensation Table on page 27.

Annual Incentive Plan

We provide annual incentives for our executive officers through our stockholder-approved Murphy USA Inc. 2013 Annual Incentive Plan, as amended and restated effective as of January 1, 2019 (the “AIP”). The primary objective of the AIP is to align corporate and individual goals with stockholder interests and Company strategy and to reward employees for their performance relative to those goals. Murphy USA targets the median of market pay levels for annual target incentive compensation. Executives have the opportunity to be compensated above the median of market pay levels when Murphy USA outperforms established performance measures.

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

The Committee reviews market data annually with respect to competitive pay levels and sets specific bonus opportunities for each of our NEOs. Messrs. Clyde and Chumley and Ms. West’s annual bonus targets were increased for 2019 to better align with similarly situated positions within the peer group. The following table shows target bonuses as a percentage of base salary paid in 2019 for each of the NEOs:

NAME	TITLE	TARGET BONUS AS A % OF SALARY

R. Andrew Clyde	President & CEO	135

Mindy K. West	EVP Fuels, CFO & Treasurer	80

Robert J. Chumley	SVP, Marketing	70

John A. Moore	SVP & General Counsel	60

Renee M. Bacon	SVP, Sales & Operations	65

Each NEO’s actual AIP bonus payment is determined by multiplying their target bonus amount by the corporate performance weighted performance score, as described below. For 2019 the Committee had the authority to exercise negative discretion to reduce an NEO’s bonus payout based on subjective individual criteria. The NEO’s actual AIP bonus payment may not exceed 200% of their target amount, which reflects the maximum weighted performance score that may be achieved.

2019 Corporate Performance

In 2019, the Compensation Committee elected to replace the ROACE metric used in the prior year with adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”). The primary reason for this change was to provide incentive plan participants with a metric that is more closely related to their individual performance and is also discussed frequently internally and externally. As operating income is a component of both metrics, we believe this metric has similar alignment with shareholder interests and represents an enhancement to our incentive plan measures. In addition, to further emphasize its importance, additional weight was placed on the Fuel Volume metric (which was previously included in the Corporate Goals and Objectives component of the AIP). For 2019, the AIP metrics for the Company consisted of Adjusted EBITDA, profitability as measured by Fuel Cash Breakeven, Fuel Volume and the corporate goals and objectives (“Corporate Goals”) outlined below. The Committee believes the combination of these metrics reflected the overall key goals and objectives for the Company for 2019.

The following table summarizes the Adjusted EBITDA, Fuel Cash Breakeven, Fuel Volume and Corporate Goals performance metrics and corresponding weightings used in determining annual incentive award payouts for our NEOs and the weighted performance scores for each based on actual performance during 2019:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT % OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

Adjusted EBITDA ($MM)(1)	40	406.0	423.0	440.0	422.6	98.9	39.6

Fuel Cash Breakeven (cents per gallon)(2)	20	0.90	0.80	0.70	0.67	200.0	40.0

Fuel Volume (K-gal APSM)(3)	20	244.0	250.0	256.0	248.3	85.5	17.1

Corporate Goals(4)	20	See Details in Note 4				150.0	30.0

Total	100						126.7
(1)

EBITDA is computed by adding net income (loss) plus net interest expense, plus income tax expense, depreciation and amortization, and Adjusted EBITDA adds back (i) other non-cash items (e.g., impairment of properties and accretion of asset retirement obligations) and (ii) other items that management does not consider to be meaningful in assessing our operating performance (e.g., (income) from discontinued operations, net settlement proceeds, (gain) loss on sale of assets and other non-operating (income) expense).

(2)	Fuel Cash Breakeven is computed by dividing merchandise gross margin dollars, less total site operating costs and retail administrative costs, by total retail gallons of fuel sold.
(3)	Thousands of gallons average per store month for all stores in full month of operation
(4)

25% of the AIP payout is determined based on the Company’s performance relative to the 2019 Corporate Goals. The four Corporate Goals chosen for 2019 were assessed and approved by the Committee. The Corporate Goals were designed to drive our 5-Point Strategy described on page 16. Performance against the Corporate Goals is determined based on a scorecard where each of the four goals, weighted equally, can receive five points for target performance, and up to ten points for Maximum performance. If all of the Corporate Goals are achieved at Maximum performance, the total score for the Corporate Goals would be 40 points, or 200% of target. In cases where performance is deemed “not acceptable,” it will be scored below Threshold and points may be deducted from the total weighted performance score.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 21

COMPENSATION DISCUSSION AND ANALYSIS | ANNUAL INCENTIVE PLAN

The Target level goals (shown below) can be characterized as “strong performance,” meaning that based on historical performance, although attainment of this performance level is uncertain, it can be reasonably anticipated that Target performance may be achieved, while the Threshold goals are more likely to be achieved and the Maximum goals represent more aggressive levels of performance and are very difficult to achieve. The Committee reviewed performance against the Corporate Goals and determined that actual performance resulted in achievement of 150% of the Target in aggregate. Actual results achieved versus each of the Corporate Goals is illustrated below:

			ACTUAL

CORPORATE GOALS	WEIGHTING (%)	TARGET (100% PAYOUT)	BELOW THRESHOLD	THRESHOLD (0% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	WEIGHTED PERFORMANCE SCORE%

Organic Growth: New Site Growth Number of new sites opened for operation (including raze and rebuilds)	5	37 to 42				✓

Diversify Merchandise Mix: Merchandise Gross Margin Thousands of dollars APSM gross margin for all stores in full month of operation	5	23.1 to 23.5				✓

Sustain Cost Leadership Position: Site Operating Expense Cost Management Thousands of dollars APSM for site operating costs (excluding credit card fees)	5	20.4 to 20.7			✓

Create Advantage from Market Volatility: Fuel, PS&W & RINs Contribution Total cpg on retail equivalent volume basis	5	15.25 to 16.25			✓

Total	20.0						30.0

Individual Performance

In addition to the corporate performance component for 2019 the AIP permitted the Committee to exercise its discretion to reduce an NEO’s award based on the Committee’s subjective review of his or her performance relative to the achievement of the metrics outlined above, business plan execution and other qualitative results. We believe that it is important to include this component in our AIP in order to take into account NEO performance that, in the Committee’s opinion, justifies an adjustment in the amount otherwise payable to a NEO based on objective corporate performance. Overall, amounts earned under the AIP cannot exceed the lesser of $5,000,000 and 200% of target. In 2019, the Committee believed that our NEOs’ individual performance was appropriately reflected in our corporate performance results. Thus, the Committee opted not to make any adjustments to the awards earned by our NEOs and payable under the AIP based on our corporate performance.

Overall Performance and Payouts

After certifying the results relative to our performance metrics and considering each individual’s contributions throughout the year, the Committee approved the following payments for our NEOs for 2019:

NAME	BONUS TARGET ($)	AIP % ACHIEVED	ACTUAL BONUS ($)

R. Andrew Clyde	1,462,833	126.7	1,853,410

Mindy K. West	512,917	126.7	649,865

Robert J. Chumley	290,354	126.7	367,879

John A. Moore	252,000	126.7	319,284

Renee M. Bacon	240,854	126.7	305,162

COMPENSATION DISCUSSION AND ANALYSIS | LONG-TERM INCENTIVE COMPENSATION

Long-Term Incentive Compensation

We provide share-based, long-term compensation to our executive officers through our stockholder-approved Murphy USA Inc. 2013 Long-Term Incentive Plan, as amended and restated effective as of February 9, 2017 (the “LTIP”). Long-term incentive levels for Murphy USA’s officers are targeted at the median of competitive market pay levels. The plan provides for a variety of stock and share-based awards, including stock options and RSUs, each of which vests over a period determined by the Committee, as well as PSUs that are earned based on the Company’s achievement of two equally-weighted objective performance goals. We believe that these awards create a powerful link between the creation of stockholder value and executive pay delivered. In addition, we believe that the balance between absolute and relative performance achieved through the use of stock options, ROACE-based PSUs and relative TSR-based PSUs is appropriate. In order for executives to fully realize their targeted opportunities, Murphy USA must both successfully achieve its long-term goals and outperform its peers.

	STOCK OPTIONS	RESTRICTED STOCK UNITS	PERFORMANCE STOCK UNITS

Weighting	25%	25%	50%

Objectives

•  Provide a direct link between executive officer compensation and the value delivered to stockholders

•  Inherently performance-based, as option holders only realize benefits if the value of our stock increases following the grant date

•  Drive behaviors to create value for stockholders by linking executive compensation to stock price performance

•  Encourage retention

•  Result in actual share ownership (thereby supporting the Company’s stock ownership guidelines)

•  Align executives’ interests with the interests of stockholders

•  Reinforce the critical objective of building stockholder value over the long term

•  Focus management attention upon the execution of the long-term business strategy

Performance Conditions	N/A	N/A	• 50% – ROACE • 50% – TSR relative to our peer group

Term	Seven years	Three years	Three years

Vesting	• Vest in two equal installments on the second and third anniversaries of the grant date	• Cliff vest on the third anniversary of the grant date	• Cliff vest after three years upon certification of results

Payout	• Upon exercise, participant acquires net common shares at the previously defined exercise price	• Participant acquires unrestricted shares of common stock upon vesting

•  Payment made in unrestricted shares of common stock at the end of three years upon approval of performance results by the Committee

•  Payouts at 50% of target for threshold level of performance

•  Maximum payouts capped at 200% of target

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 23

COMPENSATION DISCUSSION AND ANALYSIS | EMPLOYEE BENEFITS AND PERQUISITES

Performance Stock Units

Vesting for 50% of the PSUs will be based on Murphy USA’s TSR performance between 2019 and 2021 relative to the Company’s peer group. The Committee considers relative TSR an appropriate metric as it aligns the pay for our officers to the appreciation (or reduction) our stockholders receive in their investment in Murphy USA. TSR achievement and corresponding payout levels are as follows:

ACHIEVEMENT LEVEL	PERCENTILE RANK RELATIVE TO PEERS		PAYOUT % OF TARGET(1)

Maximum	≥75	th	200

Target	50	th	100

Threshold	25	th	50

Below Threshold	<25	th	0
(1)	Payout will be interpolated on a linear basis for performance between levels of achievement

Vesting for the remaining 50% of the PSUs will be based on Murphy USA’s three-year average ROACE performance between 2019 and 2021 as compared to the Company’s three-year ROACE target set by the Committee at the beginning of the performance period.

Earned Amounts of 2017 to 2019 PSUs

In February 2020, the Committee certified the performance results for the 2017 PSUs for the three-year performance period that ended December 31, 2019. Under the provisions of these awards, the PSUs were subject to two equally-weighted metrics, ROACE and TSR relative to our peer group. As a result of the Company’s strong performance, the PSUs were earned at 149.07% of target.

The following table summarizes the final performance metrics and corresponding weightings used in determining the number of PSUs earned and the weighted performance scores for each based on actual performance during the three-year period:

METRIC	WEIGHTING (%)	THRESHOLD (50% PAYOUT)		TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	ACTUAL	PAYOUT % OF TARGET (%)	WEIGHTED PERFORMANCE SCORE (%)

ROACE (%)	50	9.0		12.5	15.0	12.37	98.14	49.07

Relative TSR (Percentile Rank)	50	<25	th	50th	75th	92.3	200.0	100.0

Total	100							149.07%

Employee Benefits and Perquisites

Murphy USA’s executives are provided usual and customary employee benefits available to all employees (except certain hourly retail employees). These include a qualified defined contribution plan (401(k)) (“Savings Plan”), health insurance, life insurance, accidental death and dismemberment insurance, medical and dental insurance, vision insurance and long-term disability insurance.

The purpose of the Savings Plan, a tax-qualified defined contribution retirement plan, is to provide retirement benefits for all the employees of Murphy USA who participate. All employees are allowed to contribute on a pre-tax basis up to 25 percent of their eligible pay. The Company matches contributions, dollar-for-dollar, up to the first six percent of base pay. Participating employees, including the NEOs, are immediately vested in all employee and Company-matched contributions.

Murphy USA provides a Supplemental Executive Retirement Plan (“Murphy USA SERP”), a nonqualified deferred compensation plan, to eligible executives, including the NEOs. The Murphy USA SERP is intended to restore qualified defined contribution (Savings Plan and profit-sharing) plan benefits restricted under the Internal Revenue Code of 1986 (the “IRC”) to certain highly-compensated individuals. The Company funded the SERP in 2019 through the use of a rabbi trust. The Company’s obligations under the SERP are recorded in the financial statements and in the event of the Company’s bankruptcy or insolvency, the assets held by the rabbi trust could become subject to the claims of the Company’s creditors.

Murphy USA offers limited perquisites to our NEOs consistent with those offered by our peer group. The Board of Directors has authorized up to 50 hours annually of personal use of Company aircraft for our CEO as part of his total compensation package. The value of such personal use is periodically reported to the Committee and will be reported as taxable income to the CEO, with no income tax assistance or gross-ups provided by the Company.

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

Reportable values for such personal use is based on the incremental costs to the Company, as provided in the “All Other Compensation” column of the Summary Compensation Table included on page 27 in this Proxy Statement.

Other Policies

Severance and Change-in-Control Protection

The Company has not entered into any employment, CIC or termination agreements with its NEOs, other than with the CEO.

Mr. Clyde is party to a Severance Protection Agreement (the “SPA”). The SPA provides Mr. Clyde with certain severance benefits if his employment is terminated under certain circumstances within 24 months following a CIC. If Mr. Clyde’s employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards will be paid assuming the target level of performance), and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless Mr. Clyde would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

Under the terms of the LTIP, in the event of a CIC, all outstanding equity awards will vest, become immediately exercisable or payable and have all restrictions lifted. Any performance-based awards will be paid assuming the target level of performance.

Stock Ownership Guidelines

To further align the interests of our executive officers with those of our stockholders, the Board of Directors expects all executive officers to display confidence in the Company through the ownership of a significant amount of our stock. Under these guidelines as set forth in the Company’s Corporate Governance Guidelines, executive officers, including our NEOs, are expected to hold Murphy USA common stock having a value that is equivalent to a multiple of each executive officer’s annualized base salary within five years of assuming their position. The targeted multiples vary among the executives depending upon their position:

•	CEO: 5x annual salary
•	EVPs: 3x annual salary
•	SVPs: 2x annual salary
•	VPs: 1x annual salary

Because the stock ownership guidelines are a multiple of each executive officer’s annualized salary, the value that must be maintained will increase proportionally with salary increases. Executive officers are expected to achieve targets within five years of assuming their positions. Shares owned directly by the executive, including RSUs and unrestricted stock units, those owned indirectly, assuming the executive has an economic interest in the shares, and shares held through our employee benefit plans, including the Savings Plan and deferred compensation plan for executives, are included in calculating ownership levels. Shares underlying stock options and unearned PSUs do not count toward the ownership guidelines. At December 31, 2019, all of our NEOs had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

Likewise, each member of our Board of Directors is expected to achieve ownership of at least three times their annual cash retainer within five years of service as discussed in the Compensation of Directors section of this Proxy Statement on page 9. As noted above, at December 31, 2019, all of our directors had met or were on track to comply with these stock ownership guidelines within the applicable five-year period.

The Committee will periodically assess these guidelines, monitor director and executive officer ownership levels relative to these guidelines and make recommendations as appropriate.

Pledging Policy

A director or executive officer may not pledge Company securities, including by purchasing Company securities on margin or holding Company securities in a margin account, until he or she has achieved the applicable stock ownership target specified in the Corporate Governance Guidelines. Once such stock ownership target has been achieved, such director or executive officer is permitted to pledge Company securities in compliance with applicable law, so long as all stock owned to satisfy the applicable stock ownership target remains unpledged. Any pledging of shares must be disclosed to the Corporate Secretary and to the Board in

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 25

COMPENSATION DISCUSSION AND ANALYSIS | OTHER POLICIES

advance of such pledging. All of our directors and executive officers are in compliance with our pledging policy.

Prohibition on Hedging

To ensure that Murphy USA executive officers, including our NEOs, bear the full risks of Murphy USA common stock ownership, the Company has adopted a policy that prohibits all directors, officers and employees from entering into hedging transactions that are designed to hedge or speculate on any change in the market value of the Company’s securities.

Recoupment and Clawback Policy

Our officers are subject to recoupment provisions in both the AIP and LTIP programs in the case of certain forfeiture events. If the Company restates its financial statements as a result of negligent, intentional or gross misconduct by the recipient, the Committee may, in its discretion, require that the recipient reimburse the Company with respect to any shares issued or payments made under the AIP or the LTIP in the period covered by the restated financial statements.

Tax Policy

Section 162(m) of the IRC generally limits the tax deductibility of compensation paid to certain NEOs to $1 million annually.

The Committee has and will continue to retain the flexibility to design and maintain the executive compensation programs in a manner that is most beneficial to stockholders, including the payment of compensation that is subject to the deduction limits under Section  162(m).

Role of the Compensation Consultant

The Committee has retained Mercer (US) Inc. (“Mercer”) as its independent compensation consultant. Mercer provides executive and director compensation consulting services to the Committee, regularly attends Committee meetings, reports directly to the Committee on matters relating to compensation for our NEOs and participates in executive sessions without management present. Mercer provides advice and analyses to the Committee on the design and level of executive and director compensation. In connection with their services to the Committee, Mercer works with executive management and the corporate human resources team to formalize proposals for the Committee. The Committee has assessed the independence of Mercer pursuant to SEC rules and concluded that Mercer’s work for the Committee does not raise any conflicts of interest.

Compensation-Based Risk Assessment

In February 2020, the Committee completed a review of the Company’s policies and practices of compensating its employees (including non-executives) as they relate to the Company’s risk management profile to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. As a result of this review, the Committee concluded that any risks arising from the Company’s compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on the review and discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.

Executive Compensation Committee:

Claiborne P. Deming (Chair)

Fred L. Holliger

James W. Keyes

David B. Miller

R. Madison Murphy

EXECUTIVE COMPENSATION

Further information with respect to the compensation paid to the NEOs is set forth in the following tables:

2019 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS(1) ($)	OPTION AWARDS(2) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(3) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)

R. Andrew Clyde President & Chief Executive Officer	2019	1,096,667	—		3,010,105	913,408	1,853,410	—	266,152	7,139,742
	2018	1,057,500	—		2,100,840	665,088	1,677,344	—	437,399	5,938,171
	2017	1,027,500	—		2,746,022	800,310	864,479	—	339,597	5,777,908

Mindy K. West Executive Vice President, Fuels, Chief Financial Officer & Treasurer	2019	644,167	—		809,440	247,808	649,865	196,124	105,574	2,652,978
	2018	578,917	25,000	(6)	574,000	181,860	598,560	—	123,110	2,081,447
	2017	565,583	—		757,134	220,935	323,655	295,006	110,968	2,273,281

Robert J. Chumley Senior Vice President, Marketing	2019	417,083	—		404,720	124,928	367,879	—	65,830	1,380,440
	2018	383,333	—		275,520	88,332	344,344	—	55,639	1,147,168
								—

John A. Moore Senior Vice President, & General Counsel	2019	420,000	—		328,835	100,352	319,284	99,503	99,958	1,367,932
	2018	419,417	—		275,520	88,332	346,752	—	108,633	1,238,654
	2017	413,000			372,917	106,605	189,071	150,432	78,920	1,310,945

Renee M. Bacon Senior Vice President, Sales & Operations	2019	374,583	—		328,835	98,304	305,162	—	156,282	1,263,166

(1)

The amounts shown represent the grant date fair value of both PSU and RSU awards granted in 2017, 2018 and 2019 as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to the consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017, December 31, 2018, and December 31, 2019. Amounts shown relating to PSUs were calculated based on the probable outcome of performance conditions as of the grant date, which was the target level, computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. For the 2019 grant, if the maximum payout were shown for the PSUs, the expense amounts that would be recognized would be: $3,010,105 for Mr. Clyde, $809,440 for Ms. West, $404,720 for Mr. Chumley, $328,835 for Mr. Moore, and $328,835 for Ms. Bacon, although the value of the actual payout to the NEO would depend on the stock price at the time of the payout. If the minimum payout were used, the amounts for PSUs would be reduced to zero. RSUs are generally forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards generally vest three years from the date of grant. There is no assurance that the value realized by each NEO will be at or near the value included in the table. PSUs are forfeited if grantee’s employment terminates for any reason other than retirement, death or full disability. The awards vest three years from the date of grant based on the Company’s performance relative to two equally-weighted metrics, ROACE and TSR relative to its peers. There is no assurance that the value realized by the executive will be at or near the value included in the table.

(2)

The amounts shown represent the grant date fair value as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, as more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2017, December 31, 2018, and December 31, 2019. Options granted generally vest in two equal installments on the second and third anniversaries of the grant date. The options are exercisable for a period of seven years from the date of grant. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by each NEO will be at or near the value disclosed.

(3)

Amounts shown for 2019 reflect payments under our AIP, which were paid in February 2020. Amounts shown for 2018 reflect payments under our AIP, which were paid in February 2019. Amounts shown for 2017 reflect payments under our AIP, which were paid in February 2018.

(4)

The amounts shown in this column reflect for Ms. West and Mr. Moore the annual change in accumulated benefits under their accounts in the Murphy Oil Supplemental Executive Retirement Plan (“Murphy Oil SERP”), liability for which was assumed by Murphy USA in connection with the Spin-Off. See Pension Benefits Table included on page 31 in this Proxy Statement for more information. There are no deferred compensation earnings reported in this column, as the Company’s non-qualified deferred compensation plans do not provide above-market or preferential earnings. See the 2019 Non-qualified Deferred Compensation Table included on page 32 in this Proxy Statement for more information. Where the annual change in accumulated benefits was negative, it was excluded from this column and from the Summary Compensation Table Total column.

(5)

We offer limited perquisites to our NEOs which, together with Company contributions to our qualified savings and nonqualified defined contribution plans, comprise the All Other Compensation column. In 2019, the total amounts were as follows:

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 27

EXECUTIVE COMPENSATION | 2019 SUMMARY COMPENSATION TABLE

NAME	TOTAL CONTRIBUTION TO DC PLANS(a) ($)	TERM LIFE(b) ($)	OTHER(c) ($)

R. Andrew Clyde	200,339	594	65,219

Mindy K. West	104,180	594	800

Robert J. Chumley	64,486	594	750

John A. Moore	79,964	594	19,400

Renee M. Bacon	43,313	594	112,375

(a) Company contributions to qualified and nonqualified defined contribution plans.

(b) Benefit attributable to Company-provided term life insurance policy.

(c) For Mr. Clyde, the amount shown includes $53,885, for personal use of corporate aircraft based on the aggregate incremental cost to the Company. The aggregate incremental cost to the Company is calculated by multiplying, for each trip, the statutory miles times the 12-month average direct cost per statutory mile for the airplane used. The direct costs utilized in the calculation include: travel expenses for the aviation crew, communications expenses, landing fees, fuel and lubrication, contract maintenance and repairs, and the provision allocated for the overhaul of the engines. For Mr. Clyde and Mr. Moore, the amount shown includes contributions made on their behalf to charitable organizations under the Company’s gift matching program of $11,334 and $19,400, respectively. For Ms. Bacon, the amount includes relocation assistance of $106,400.

(6) Reflects payment of a special bonus awarded to Ms. West in July 2018, in recognition of her expanded role as Executive Vice President, Fuels, Chief Financial Officer, and Treasurer.

EXECUTIVE COMPENSATION | GRANTS OF PLAN-BASED AWARDS IN 2019

Grants of Plan-Based Awards in 2019

The following table provides information regarding both equity and non-equity incentive plan awards granted to each NEO during 2019. All awards are described in more detail in the Compensation Discussion and Analysis section beginning on page 15 in this Proxy Statement.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(3) (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4) ($)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

R. Andrew Clyde		731,417	1,462,833	2,925,666

	02/06/19				11,900	23,800	47,600				2,103,920

	02/06/19							11,900			906,185

	02/06/19								44,600	76.15	913,408

Mindy K. West		256,459	512,917	1,025,834

	02/06/19				3,200	6,400	12,800				565,760

	02/06/19							3,200			243,680

	02/06/19								12,100	76.15	247,808

Robert J. Chumley		145,177	290,354	580,708

	02/06/19				1,600	3,200	6,400				282,880

	02/06/19							1,600			121,840

	02/06/19								6,100	76.15	124,928

John A. Moore		126,000	252,000	504,000

	02/06/19				1,300	2,600	5,200				229,840

	02/06/19							1,300			98,995

	02/06/19								4,900	76.15	100,352

Renee M. Bacon		120,427	240,854	481,708

	02/06/19				1,300	2,600	5,200				229,840

	02/06/19							1,300			98,995

	02/06/19								4,800	76.15	98,304
(1)

Threshold and maximum awards are based on the provisions in our AIP. Actual awards earned can range from 0 to 200 percent of the target awards. The Committee retains the authority to make awards under the program and to use its judgment in adjusting awards downward. Actual payouts for 2019 are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” included in this Proxy Statement.

(2)	Threshold and maximum awards are based on the provisions of the PSU award agreements. Actual PSU awards earned can range from 0 to 200 percent of the target awards.
(3)	Amounts include time-based RSUs, which generally cliff-vest three years after their grant date.
(4)

The amounts in this column in respect of the RSUs, PSUs and stock option awards reflect their aggregate grant-date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column in respect of the PSUs were calculated based on the probable outcome of the performance condition as of the grant date, which is at the target level, in accordance with FASB ASC Topic 718. For option awards, these amounts represent the grant-date fair value of the option awards using a Black-Scholes-Merton based methodology. The actual value realized by each NEO for these equity awards depends on market prices at the time of exercise. There is no assurance that the value realized by each NEO will be at or near the value included in the table. Assumptions used in the calculation of these amounts are more fully described in the Incentive Plans footnote to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 29

EXECUTIVE COMPENSATION | OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2019

Outstanding Equity Awards at Fiscal Year End 2019

The following table illustrates outstanding Murphy USA equity awards (stock options, RSUs and PSUs) for each NEO as of December 31, 2019.

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS UNEXERCISABLE(1) (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION (MM/DD/YY) Date	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2) (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(3) ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(4) (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(3) ($)

R. Andrew Clyde	02/10/15	34,750	—	70.57	02/10/22

	02/10/16	47,900	—	59.11	02/10/23

	02/08/17	25,900	25,900	65.75	02/08/24

	02/07/18	—	38,400	71.00	02/07/25

	02/06/19	—	44,600	76.15	02/06/26

	02/08/17					12,150		1,421,550

	02/07/18					9,150		1,070,550

	02/06/19					11,900		1,392,300

	02/08/17					36,225	(5)	4,238,325

	02/07/18								36,600	4,282,200

	02/06/19								47,600	5,569,200

Mindy K. West	02/10/15	9,700	—	70.57	02/10/22

	02/10/16	13,200	—	59.11	02/10/23

	02/08/17	7,150	7,150	65.75	02/08/24

	02/07/18	—	10,500	71.00	02/07/25

	02/06/19	—	12,100	76.15	02/06/26

	09/06/13					12,333	(6)	1,442,961

	02/08/17					3,350		391,950

	02/07/18					2,500		292,500

	02/06/19					3,200		374,400

	02/08/17					9,988	(5)	1,168,596

	02/07/18								10,000	1,170,000

	02/06/19								12,800	1,497,600

Robert J. Chumley	02/08/17	3,350	3,350	65.75	02/08/24

	02/07/18	—	5,100	71.00	02/07/25

	02/06/19	—	6,100	76.15	02/06/26

	02/08/17					1,600		187,200

	02/07/18					1,200		140,400

	02/06/19					1,600		187,200

	02/08/17					4,771	(5)	558,207

	02/07/18								4,800	561,600

	02/06/19								6,400	748,800

John A. Moore	02/10/15	6,000	—	70.57	02/10/22

	02/08/17	—	3,450	65.75	02/08/24

	02/07/18	—	5,100	71.00	02/07/25

	02/06/19	—	4,900	76.15	02/06/26

	09/06/13					5,051	(6)	590,967

	02/08/17					1,650		193,050

	02/07/18					1,200		140,400

	02/06/19					1,300		152,100

	02/08/17					4,920	(5)	575,640

	02/07/18								4,800	561,600

	02/06/19								5,200	608,400

Renee M. Bacon	02/08/17	1,650	1,650	65.75	02/08/24

	02/07/18	—	2,800	71.00	02/07/25

	02/06/19	—	4,800	76.15	02/06/26

	02/08/17					750		87,750

	02/07/18					700		81,900

	02/06/19					1,300		152,100

	02/08/17					2,237	(5)	261,729

	02/07/18								2,800	327,600

	02/06/19								5,200	608,400
(1)

Stock options vest 50 percent on the two-year anniversary of the original grant date with the remaining 50 percent vesting on the three-year anniversary of the original grant date. All options expire seven years after the original grant date.

(2)	RSUs generally vest on the three-year anniversary of the date on which they were originally granted.
(3)	Value was determined based on a December 31, 2019 closing stock price of $117.00 per share.
(4)

The amounts shown represent the number of outstanding PSUs that remain subject to performance conditions. These numbers represent PSUs that each NEO would receive assuming the performance conditions are achieved at maximum (200 percent). The actual numbers of PSUs earned at the end of the performance period will be based on Company performance. To the extent earned, these outstanding PSUs will cliff-vest on the three-year anniversary of the grant date once results have been certified.

(5)	Reflects the number of PSUs determined to be earned for the performance period ended December 31, 2019, which were vested and settled early in 2020.
(6)	Pension restoration RSUs granted in conjunction with the Spin-Off; will vest on the ten-year anniversary of the grant date.

EXECUTIVE COMPENSATION | OPTION EXERCISES AND STOCK VESTED IN 2019

Option Exercises and Stock Vested in 2019

The following table summarizes the value received by each NEO from stock option exercises and stock grants that vested during 2019.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE(1) ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING(2) ($)

R. Andrew Clyde	—	—	56,975	4,332,684

Mindy K. West	—	—	15,695	1,193,532

Robert J. Chumley	—	—	—	—

John A. Moore	7,250	174,075	9,030	686,690

Renee M. Bacon	—	—	900	102,213
(1)	The value shown reflects the pre-tax gain realized upon the exercise of options, which is the difference between the fair market value on the date of exercise and the exercise price of the options.
(2)	The amounts shown in this column reflect the pre-tax gain realized upon vesting of RSUs and PSUs, which is the fair market value of the shares on the date of vesting.

2019 Pension Benefits Table

The following table presents the value of the frozen accrued benefits of the NEOs under the defined benefit portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off. Murphy Oil remains responsible for all accrued benefits to our NEOs under the tax-qualified Murphy Oil Retirement Plan.

NAME	PLAN NAME(1)	NUMBER OF YEARS OF CREDITED SERVICE (#)(2)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

R. Andrew Clyde	—	—	—	—

Mindy K. West	Murphy USA Supplemental Executive Retirement Plan	17.247	892,051	—

Robert J. Chumley	—	—	—	—

John A. Moore	Murphy USA Supplemental Executive Retirement Plan	18.497	479,703	—

Renee M. Bacon	—	—	—	—
(1)

Liabilities for benefits accrued for NEOs and other executive employees under the defined contributions portion of the Murphy Oil SERP were transferred to the Murphy USA SERP effective on the date of the Spin-Off and are included in the “2019 Non-Qualified Deferred Compensation Table” that follows.

(2)	The number of years of credited service reflects the frozen number of years of service credited under the Murphy Oil SERP through the date of the Spin-Off.

The accrued benefits presented above are based on a final-average-earning calculation. Frozen final average earnings which could not be included under a tax-qualified retirement plan were as follows: Ms. West $286,153, and Mr. Moore $141,236. The following assumptions were used in determining the present value amounts at December 31, 2019:

•	Discount Rate – 3.59%
•	Mortality Table – Pri-2012 White Collar Amount- Weighted Mortality Table projected generationally with MP-2019 mortality improvement scale
•	Assumed retirement date at age 62

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 31

EXECUTIVE COMPENSATION | 2019 NON-QUALIFIED DEFERRED COMPENSATION TABLE

2019 Non-Qualified Deferred Compensation Table

The following table includes the value of the accrued benefits of the NEOs under the defined contribution portion of the Murphy Oil SERP, liability for which was assumed by Murphy USA in connection with the Spin-Off, as well as the benefits accrued by the NEOs under the Murphy USA SERP from the date of the Spin-Off, through December 31, 2019.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR(1) ($)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR(2) ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE(2) ($)

R. Andrew Clyde	252,233	115,289	796,721	—	3,358,911

Mindy K. West	51,533	43,930	133,327	—	783,666

Robert J. Chumley	41,708	20,211	18,380	—	140,948

John A. Moore	2,100	34,764	56,183	—	336,165

Renee M. Bacon	—	7,088	3,027	—	19,810
(1)	The executive contributions in the last fiscal year have been included in the “Salary” column for the NEO in the 2019 Summary Compensation Table.
(2)	The registrant contributions in the last fiscal year have been included in the “All Other Compensation” for the NEO in the 2019 Summary Compensation Table.

Potential Payments Upon Termination or Termination in Connection with a Change-in-Control

The Company does not have employment, CIC or termination agreements with its NEOs other than with the CEO, which was inherited by Murphy USA in connection with the Spin-Off from prior parent Murphy Oil. However, upon a CIC, as defined in the LTIP, all outstanding equity awards granted under such plan shall vest and become immediately exercisable or payable, or have all restrictions lifted that apply to the type of award. Any performance-based awards will be paid at the target level of performance.

The SPA provides certain severance benefits if Mr. Clyde’s employment is terminated within 24 months following a CIC. If his employment is terminated by Murphy USA “without cause” or by Mr. Clyde for “good reason” within this 24-month window, Mr. Clyde will be entitled to his earned but unpaid compensation, a lump-sum severance payment equal to three times the sum of his base salary and the average of his last three annual bonuses prior to the termination date (or, if higher, prior to the CIC), accelerated vesting of his outstanding equity-based awards (provided that any performance-based awards be paid assuming the target level of performance) and continued life, accident and health insurance benefits for 36 months. Mr. Clyde will not be entitled to any “golden parachute” excise tax gross-up payments. The SPA provides for an excise tax cut back to reduce payments to a level such that the excise tax under Sections 280G and 4999 of the IRC will not apply (unless Mr. Clyde would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback will not apply). Pursuant to the SPA, Mr. Clyde will be subject to a non-disclosure covenant and non-solicitation and non-competition restrictive covenants for 12 months following any such termination.

The Company has no other agreement, contract, plan or arrangement, written or unwritten, that provides for potential payments to any other NEOs upon termination or a CIC, (other than our RSU and PSU agreements that provide for pro-rated vesting upon death, full disability or retirement), with any PSUs eligible to vest remaining subject to actual final performance.

EXECUTIVE COMPENSATION | 2019 PAY RATIO DISCLOSURE

The following table presents estimated amounts that would have been payable to the applicable NEO if the described event had occurred on December 31, 2019, the last trading day of the last fiscal year:

NAME	CATEGORY	QUALIFIED TERMINATION WITH A CHANGE OF CONTROL ($)	DEATH, DISABILITY OR RETIREMENT ($)	RESIGNATION

R. Andrew Clyde	Severance(1)	7,697,015	—

	Non-Equity Compensation(2)	1,853,410	1,853,410

	Unvested & Accelerated(3)

	Full Value Awards	11,653,200	7,474,545

	Stock Options	4,915,685	—

Mindy K. West	Non-Equity Compensation(2)	649,865	649,865

	Unvested & Accelerated(3)

	Full Value Awards	4,619,511	2,960,919

	Stock Options	1,343,723	—

Robert J. Chumley	Non-Equity Compensation(2)	367,879	367,879

	Unvested & Accelerated(3)

	Full Value Awards	1,544,400	987,012

	Stock Options	655,473	—

John A. Moore	Non-Equity Compensation(2)	319,284	319,284

	Unvested & Accelerated(3)

	Full Value Awards	2,047,647	1,345,851

	Stock Options	611,578	—

Renee M. Bacon	Non-Equity Compensation(2)	305,162	305,162

	Unvested & Accelerated(3)

	Full Value Awards	965,250	552,123

	Stock Options	409,443	—
(1)

Represents three times the sum of base salary, the average of his last three bonus payouts and the cost of Company-provided term life insurance policy. Mr. Clyde does not participate in our health insurance program.

(2)

Non-equity compensation is calculated under the terms of the AIP. Although actual awards, if any, are subject to attaining certain performance-based targets, for purposes of this table, non-equity compensation is calculated based on actual awards earned in 2019.

(3)

In the event of a CIC, all unvested outstanding equity awards shall vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of the award. In the event of termination of employment on account of death, disability or retirement, outstanding RSUs and PSUs will vest on a pro-rated basis, based on the period between the grant date and the termination date. This amount reflects the incremental value of the current unvested outstanding RSUs, PSUs (assuming the target level of performance) and options. In the event of a termination, the exercise period for stock options is reduced to the lesser of the expiration date of the award or two years from date of termination.

2019 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2019:

•	the median of the annual total compensation of all of our employees (except our Chief Executive Officer) was $16,435; our median employee is a part-time store employee;

•	the annual total compensation of our Chief Executive officer was $7,139,741; and

•	the ratio of these two amounts was 434 to 1; we believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We selected our median employee as of December 31, 2019, from our employee population of approximately 9,900 individuals. As a marketer of retail motor fuel products and convenience merchandise through retail stores, over one-half of our employee population on this date was comprised of part-time employees.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 33

EXECUTIVE COMPENSATION | 2019 PAY RATIO DISCLOSURE

To identify our “median employee” from our total employee population, we compared our employees’ total cash compensation for 2019 (which included base wages and any additional cash awards). In making this determination, we annualized the compensation of full-time and part-time employees who were hired in 2019 but did not work for us for the entire fiscal year. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Determination of Annual Total Compensation of Our “Median Employee” and Our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2019 (as set forth in the 2019 Summary Compensation Table on page 27 of this Proxy Statement).

Our CEO’s annual total compensation for 2019 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2019 Summary Compensation Table.

PROPOSAL 3	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

The Audit Committee and the Board of Directors have approved the engagement of KPMG LLP as Murphy USA’s independent registered public accounting firm for 2020. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the stockholders of Murphy USA Common Stock, which votes are cast “for” or “against” the ratification. Murphy USA’s Board is requesting stockholder ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Murphy USA and its stockholders.

The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and is involved in the selection of the lead audit partner. In addition, the Audit Committee receives periodic reports on the hiring of KPMG LLP partners and other professionals (if hired) to help ensure KPMG LLP satisfies applicable independence rules.

KPMG LLP has served as Murphy USA’s independent registered accounting firm since the spin-off in 2013 and prior to that served as the auditor to Murphy USA’s former parent for more than 60 years. KPMG LLP reports directly to the Audit Committee of Murphy USA. In selecting KPMG LLP as Murphy USA’s independent registered accounting firm for 2020, the Audit Committee considered a number of factors, including:

•	the quality of its ongoing discussions with KPMG LLP including the professional resolution of accounting and financial reporting matters with its national office,
•	the professional qualifications of KPMG LLP, the lead audit partner and other key engagement partners,

•	KPMG LLP’s independence program and its processes for maintaining its independence,

•	KPMG LLP’s depth of understanding of Murphy USA’s businesses, accounting policies and practices and internal control over financial reporting,

•	the appropriateness of KPMG LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to its peer firms),

•	consideration of KPMG LLP’s known legal risks and significant proceedings that may impair their ability to perform Murphy USA’s annual audit,

•	the most recent PCAOB inspection report on KPMG LLP and the results of “peer review” and self-review examinations, and

•	the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of KPMG LLP.

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP as Murphy USA’s independent registered public accounting firm is in the best interests of Murphy USA and its stockholders. Under Murphy USA’s policy for pre-approval of audit and permitted non-audit services by KPMG LLP, the Audit Committee has delegated the right to pre-approve services between meeting dates to the Chair of the Committee, subject to ratification of the full Committee at the next scheduled meeting. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 35

PROPOSAL 3 | RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

FEES PAID TO KPMG LLP

The table below shows the fees paid by Murphy USA to KPMG LLP in 2019 and 2018.

	2019 (IN THOUSANDS)	2018 (IN THOUSANDS)

Fees paid by Murphy USA:

Audit fees(1)	$1,115	$1,100

Audit-related fees(2)	$—	$—

Tax fees	$—	$—

All other fees(3)	$108	$2

Total Fees	$1,223	$1,102

(1)

Audit fees include fees for the audit of Murphy USA’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the Murphy USA consolidated audit. Audit fees include out-of-pocket expenses of $108 in 2019 and $105 in 2018.

(2)

Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants such as audits of subsidiary financial statements and the filing of a registration statement with the U.S. Securities and Exchange Commission.

(3)

All other fees include payments related to issuance of a consent for shelf registration and comfort letters associated with debt issuance in 2019 and an annual subscription fee for access to technical accounting research in 2018.

The services provided by KPMG LLP and the fees paid by Murphy USA were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by KPMG LLP during the most recently completed fiscal year in its annual independence evaluation.

If you do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of the Company and the stockholders.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2020.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals for the 2021 Annual Meeting of Stockholders must be received by the Company at its principal executive office on or before November 25, 2020 in order to be considered for inclusion in the proxy materials.

A stockholder may wish to have a nomination or proposal presented at the Annual Meeting of Stockholders in 2021, but the Company is not required to include that proposal in the Company’s Proxy Statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions and other requirements of the Company’s by-laws. In the case of the 2021 Annual Meeting of Stockholders, notice must be received by the Company at its principal executive office no earlier than January 1, 2021, and no later than February 6, 2021.

ELECTRONIC AVAILABILITY OF PROXY MATERIALS FOR 2020 ANNUAL MEETING

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 7, 2020. This Proxy Statement and Murphy USA’s Annual Report to Stockholders and Annual Report on Form 10-K for fiscal year 2019 are available electronically at http://corporate.murphyusa.com/annual.

In addition, the Company will provide without charge, upon the written request of any stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the

fiscal year ended December 31, 2019. Requests should be directed to Murphy USA Inc., Attn: Investor Relations Department, 200 E. Peach Street, El Dorado, Arkansas 71730 or to https://www.proxyvote.com.

The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any stockholder who shares an address with other stockholders and where only one (1) set of materials were sent to that address to be shared by all stockholders at that address.

MURPHY USA INC. 2020 PROXY STATEMENT	PAGE 37

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

“Householding” occurs when a single copy of our annual report, proxy statement and Notice of Internet Availability of Proxy Materials is sent to any household at which two or more stockholders reside if they appear to be members of the same family. Although we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you wish to receive a separate copy of our annual report, proxy statement or Notice of Internet Availability of Proxy Materials than that sent to your household, either this year or in the future, you may contact the Company in the manner provided below and the Company will promptly send you a separate copy of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials. If members of your household receive multiple copies of our annual report, Proxy Statement or Notice of Internet Availability of Proxy Materials, you may request householding by contacting the Company in the manner provided below.

Requests in this regard should be addressed to:

Gregory L. Smith

Secretary

Murphy USA Inc.

200 E. Peach Street

El Dorado, Arkansas 71730

(870) 875-7600

2020 Virtual Annual Stockholder Meeting

In light of on-going developments related to the coronavirus (COVID-19) pandemic and after careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to protect the health and safety of our stockholders, board members, employees and community. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/MUSA2020. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 8:00 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Central Time. If you experience technical difficulties during the check-in process or during the meeting please call 800-586-1548 (U.S.) or 303-562-9288 (International) for assistance.

On March 27, 2020, the Company mailed the Notice of Internet Availability of Proxy Materials to stockholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Gregory L. Smith

Secretary

El Dorado, Arkansas

March 27, 2020

You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting. If you desire to vote your shares at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

Murphy USA Inc.
200 East Peach Street
El Dorado, AR 71730-5836

corporate.murphyusa.com

MURPHY USA INC. ATTN: Connie Vaughn-Dunn 200 E. PEACH STREET EL DORADO, AR 71730

VOTE BY INTERNET -

Before the Meeting: Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/06/2020 for shares held directly and by 11:59 P.M. ET on 05/04/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting: Go to www.virtualshareholdermeeting.com/MUSA2020

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the website and follow the instructions to join the meeting and vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/06/2020 for shares held directly and by 11:59 P.M. ET on 05/04/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

 — — — — — — — — — — —  — — — — — — — — —  —  —  — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐

1.	Election of Three Class I Directors Whose Current Term Expires on the Date of the Annual Meeting
Nominees

01)	Claiborne P. Deming 02) Jack T. Taylor 03) Hon. Jeanne L. Phillips
The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2. Approval of Executive Compensation on an Advisory, Non-Binding Basis					☐	☐	☐

3. Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal 2020					☐	☐	☐

NOTE: Such other business as may properly come before the meeting.

For address change/comments, mark here. (see reverse for instructions)			☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is/are available at www.proxyvote.com.

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MURPHY USA INC.
Annual Meeting of Stockholders
May 7, 2020 8:00 AM Central Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) R. Madison Murphy and R. Andrew Clyde, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MURPHY USA INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at 8:00 AM, Central Time on May 7, 2020, at www.virtualshareholdermeeting.com/MUSA2020 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side